Exhibit 4.1

FIRST AMENDMENT TO RIGHTS AGREEMENT

This First Amendment, dated as of July 10, 2008 (the “Amendment”), is entered into by and between Furniture Brands International, Inc., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company, LLC, a New York limited liability trust company (“AST”), as successor rights agent to The Bank of New York (the “Predecessor Agent”), and amends the Rights Agreement dated as of July 30, 1998 (the “Rights Agreement”) between the Company and The Bank of New York, as Rights Agent.

WHEREAS, the Company wishes to remove the Predecessor Agent and to substitute AST as Rights Agent under the Rights Agreement pursuant to Section 21 of the Rights Agreement;

WHEREAS, the Company has given the Predecessor Agent notice of removal of the Predecessor Agent as rights agent;

WHEREAS, AST agrees to accept the powers, rights, duties, and responsibilities of the Rights Agent under the Rights Agreement (as hereby amended);

WHEREAS, unless amended, the Rights Agreement will expire on the Final Expiration Date, or July 30, 2008;

WHEREAS, the Company desires to extend the term of the Rights Agreement for an additional three years;

WHEREAS, in connection with the extension, the Company deems it desirable to reconsider the Purchase Price set forth in the Rights Agreement;

WHEREAS, the Company desires to further amend the Rights Agreement to reduce the Redemption Price (as defined);

WHEREAS, Section 27 of the Rights Agreement provides that the Company may from time to time supplement or amend the Rights Agreement at any time prior to such time as any person becomes an Acquiring Person (as defined) to, among other things, shorten or lengthen any time period (including to extend the Final Expiration Date) or to increase or decrease the Purchase Price and the Redemption Price; and

WHEREAS, the parties hereto wish to make certain changes to the Rights Agreement to reduce the Purchase Price and the Redemption Price and to extend the Final Expiration Date to July 30, 2011.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the Company and AST, as Rights Agent, hereby agree as follows:

1.	Appointment of Successor Rights Agent.

(a)       The Company hereby appoints AST as Rights Agent pursuant to Section 21 of the Rights Agreement, to serve in that capacity for the consideration and subject to all of the terms and conditions of the Rights Agreement.

(b)       AST hereby accepts the appointment as Rights Agent pursuant to Section 21 of the Rights Agreement and agrees to serve in that capacity for the consideration and subject to all of the terms and conditions of the Rights Agreement.

2.         Amendment to Rights Agreement. The parties hereto agree that the Rights Agreement shall be amended as provided below, effective as of the date of this Amendment:

(a)       Each and every reference in the Rights Agreement to a “Rights Agent” shall be deemed to be a reference to AST.

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(b)       The last sentence of Paragraph (a) of Section 7 is hereby deleted in its entirety and replaced with the following: “The “Final Expiration Date,” as used in this Rights Agreement, shall be July 30, 2011.”

(c)       Paragraph (b) of Section 7 is hereby deleted in its entirety and replaced with the following: “The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $55.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.”

(d)       Clause (a) in the fifth sentence of Section 21 of the Rights Agreement is hereby deleted in its entirety and replaced with the following: “(a) a corporation or other entity organized and doing business under the laws of the United States or of any state, in good standing having an office in the States of New York or Missouri, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority, and which has at the time of its appointment combined income and surplus capital of at least $50 million.”

(e)       The first sentence of paragraph (a) of Section 23 (Redemption and Termination) is hereby deleted in its entirety and replaced with the following: “A majority of the Board of Directors then in office may, at its option, at any time prior to the earlier of (i) the close of business on the Stock Acquisition Date or (ii) the close of business on the Final Expiration Date, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as appropriately adjusted to reflect any stock split, stock divided or similar

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transaction occurring after the date hereof (such redemption price being hereafter referred to as the “Redemption Price”).”

(f)        The notice or demand information to or on the Rights Agent in Section 26 of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

If to AST:	American Stock Transfer & Trust Company, LLC
59 Maiden Lane
New York, NY 10038
Attention: Corporate Trust Department

(g)       Each of Exhibit B and Exhibit C to the Rights Agreement is hereby deleted in its entirety and replaced respectively with Exhibit B and Exhibit C attached hereto.

3.	Miscellaneous

(a)       Except as otherwise expressly provided, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement. Except as expressly modified hereby, the Rights Agreement shall remain in full force and effect.

(b)       Each party hereto waives any requirement under the Rights Agreement that any additional notice be provided to it pertaining to the matters covered by this Amendment.

(c)       This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which counterparts shall together constitute but one and the same document.

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IN WITNESS WHEREOF, the parties have caused this First Amendment to Rights Agreement to be duly executed as of the day and year first written above.

FURNITURE BRANDS INTERNATIONAL, INC.

By:	/s/ Jon D. Botsford
Name:	Jon D. Botsford
Title:	Senior Vice President, General Counsel and Secretary

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC, as Rights Agent

By:	/s Herbert J. Lemmer
Name:	Herbert J. Lemmer
Title:	Vice President

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Exhibit B

[Form of Right Certificate]

Certificate No. R-___________	____ Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE. AT
THE OPTION OF THE COMPANY, THE RIGHTS ARE
SUBJECT TO REDEMPTION AT $0.01 PER RIGHT OR
EXCHANGE FOR COMMON STOCK, UNDER THE
CIRCUMSTANCES AND ON THE TERMS SET FORTH IN
THE RIGHTS AGREEMENT. UNDER CERTAIN
CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY
AN ACQUIRING PERSON OR AN ASSOCIATE OR
AFFILIATE OF AN ACQUIRING PERSON AND ANY
SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME
NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS
RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO
WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN
ASSOCIATE OF AN ACQUIRING PERSON. THIS
RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY
ARE VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

Right Certificate

FURNITURE BRANDS INTERNATIONAL, INC.

This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 30, 1998, as amended by that First Amendment to Rights Agreement, dated as of July 10, 2008 (the “Rights Agreement”), between Furniture Brands International, Inc., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company, LLC, a New York limited liability trust company, as successor rights agent to The Bank of New York (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. St. Louis, Missouri time on the Expiration Date, as that term is defined in the Rights Agreement, at the stockholder services office (or such office designated for such purpose) of the Rights Agent, or its successor as Rights Agent, one one-hundredth of a fully paid, nonassessable share of the Series A Junior Participating Preferred Stock, no par value (“Preferred Stock”), of the Company, at a purchase price of $___.00 per one one-hundredth of a share (the “Purchase Price”) upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right

_________________________

* portion of the legend in brackets shall be inserted only if applicable.

Certificate (and the number of shares which may be purchased upon exercise of each Right) and the Purchase Price set forth above, are the number and Purchase Price as of __________ based on the shares of Preferred Stock of the Company as constituted at such date.

The Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of each of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events as provided in the Rights Agreement.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the Company and the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

This Right Certificate, with or without other Right Certificates, upon surrender at the stockholder services office (or such office designated for such purpose) of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.0001 per Right on or prior to the Stock Acquisition Date (as defined in the Rights Agreement). In addition, subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be exchanged by the Company at its option for one share of Common Stock following the Stock Acquisition Date and prior to the time an Acquiring Person, as that term is defined in the Rights Agreement, owns 50% or more of the Voting Power, as that term is defined in the Rights Agreement, of the Company.

No fractional shares of Preferred Stock will be issued upon the exercise of any Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts). In lieu of fractions of a share, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ________________.

Attest:	FURNITURE BRANDS INTERNATIONAL, INC.
By_______________________ Name:____________________ Title:_____________________	By_______________________ Name:____________________ Title:_____________________

Countersigned:

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC

By:________________________

Authorized signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _____________________________________

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:__________________

_____________________________________

Signature

(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a member or a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)       this Right Certificate ☐ is ☐ is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)       after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_________________	__________________________________

Signature

(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Right Certificate.)

To FURNITURE BRANDS INTERNATIONAL, INC.:

The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Name:____________________

Address:__________________

___________________

Social security

or taxpayer identification

number:__________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Name:____________________

Address:__________________

___________________

Social security

or taxpayer identification

number:__________________

Dated:__________________

______________________________________

Signature

(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a member or a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)       the Rights evidenced by this Right Certificate ☐ are ☐ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)       this Rights Certificate ☐ is ☐ is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(3)       after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_______________

______________________________________

Signature

(Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the form of Assignment or the form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored as described in Section 7(e) of the Rights Agreement.

Exhibit C

FURNITURE BRANDS INTERNATIONAL, INC.

Summary of Preferred Stock

Purchase Rights

On July 30, 1998, the Board of Directors of Furniture Brands International, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, no par value, of the Company (the “Common Stock”). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value (the “Preferred Stock”) of the Company at a price of $ 55.00 per one one-hundredth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement, dated as of July 30, 1998 (as amended, the “Rights Agreement”), between the Company and American Stock Transfer and Trust Company, LLC, as successor rights agent to The Bank of New York (the “Rights Agent”). Effective July 10, 2008, the Company and the Rights Agent entered into the First Amendment to Rights Agreement, dated as of July 10, 2008, which among other things, extended the term of the Rights for an additional three years to July 30, 2011. The description that follows summarizes the terms of the amended Rights.

Until the earlier to occur of (i) the close of business on the tenth business day following the date of public announcement or the date on which the Company first has notice or determines that a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company) (an “Acquiring Person”) has acquired, or obtained the right to acquire, 15% or more of the outstanding shares of voting stock of the Company without the prior express written consent of the Company executed on behalf of the Company by a duly authorized officer of the Company following express approval by action of at least a majority of the members of the Board of Directors then in office (the “Stock Acquisition Date”) or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors but not later than the Stock Acquisition Date) following the commencement of a tender offer or exchange offer, without the prior written consent of the Company, by a person (other than the Company, any subsidiary of the Company or an employee benefit plan of the Company) which, upon consummation, would result in such party's control of 15% or more of the Company's voting stock (the earlier of the dates in clause (i) or (ii) above being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for shares of Common

Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will then evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire, if not previously exercised, on July 30, 2011 (the “Final Expiration Date”), unless the Final Expiration Date is again extended or unless the Rights are earlier redeemed or exchanged by the Company.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential dividend in an amount equal to 100 times any dividend declared on each share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferred liquidation payment of equal to the greater of $100 and 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

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If any person or group (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company) acquires 15% or more of the Company's outstanding voting stock without the prior written consent of the Board of Directors, each Right, except those held by such persons, would entitle each holder of a Right to acquire such number of shares of the Company's Common Stock as shall equal the result obtained by multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current per-share market price of Company Common Stock.

If any person or group (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company) acquires more than 15% but less than 50% of the outstanding Company Common Stock without prior written consent of the Board of Directors, each Right, except those held by such persons, may be exchanged by the Board of Directors for one share of Company Common Stock.

If the Company were acquired in a merger or other business combination transaction where the Company is not the surviving corporation or where Company Common Stock is exchanged or changed or 50% or more of the Company's assets or earnings power is sold in one or several transactions without the prior written consent of the Board of Directors, each Right would entitle the holders thereof (except for the Acquiring Person) to receive such number of shares of the acquiring company's common stock as shall be equal to the result obtained by multiplying the then current Purchase Price by the number one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by 50% of the then current market price per share of the common stock of the acquiring company on the date of such merger or other business combination transaction.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including, but not limited to, an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the voting power of all securities of the Company then known to the Company to be beneficially owned by any person or group of

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affiliated or associated persons (other than an excepted person) and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated July 30, 1998. A copy of the First Amendment to Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to an amendment to such Registration Statement on Form 8-A/A.

A copy of the Rights Agreement, as amended by the First Amendment to Rights Agreement, is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

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